Exhibit 23.2

                          INDEPENDENT AUDITORS' CONSENT

To the Board of Directors and Stockholders of DynTek, Inc.
Irvine, California

We hereby consent to the incorporation by reference in this Registration Statement on Form 10-K filed by Dyntek, Inc. and Subsidiaries (the "Company") of our report dated October 11, 2002 on our audit of the consolidated financial statements of the Company as of June 30, 2002, and for the year then ended, appearing in the Company's Annual Report on Form 10-k for the year ended June 30, 2004.

/s/ Grassi & Co., CPAs, P.C.
----------------------------
GRASSI & CO. PC.
Lake Success, New York
September 24, 2004